UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2023

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 18, 2023, the Compensation Committee (the “Committee”) of the Board of Directors of Community Bank System, Inc. (the “Company”) adopted the Community Bank System, Inc. Executive Severance Plan (the “Severance Plan”) to provide certain executive officers of the Company and its subsidiaries (collectively, the “Employer”) with severance benefits in the event they are terminated in certain circumstances in order to retain such executives and to ensure their continued dedication in the event of a Change in Control (as defined in the Severance Plan). The Severance Plan will be administered by the Committee and eligible executives (“Participants”) will be designated by the Committee, including individuals who are currently Named Executive Officers (as such term is defined in Item 402 of Regulation S-K) as of the date of this filing.

As of July 18, 2023, the following Named Executive Officers are participating in the Severance Plan: Maureen Gillan-Myer, the Company’s and Community Bank, N.A.’s (the “Bank”) Executive Vice President and Chief Human Resources Officer; and Jeffrey M. Levy, the Bank’s Senior Vice President and President of Commercial Banking. As of January 1, 2024, upon the expiration of his employment agreement, Joseph E. Sutaris, the Company’s and the Bank’s Executive Vice President and Chief Financial Officer, will participate in the Severance Plan. Mark E. Tryniski, the Company’s and Bank’s President and Chief Executive Officer, and Dimitar A. Karaivanov, the Company’s and Bank’s Executive Vice President and Chief Operating Officer, are not participating in the Severance Plan and their severance benefits are set forth in their respective employment agreements.

The Severance Plan provides for certain severance payments in the event of one of the following termination events: (i) death or disability; (ii) the executive is terminated by the Employer for reasons other than Cause (as defined in the Severance Plan) or the executive terminates his or her employment for Good Reason (as defined in the Severance Plan) (collectively, a “Qualifying Termination”); or (iii) the executive is terminated without Cause by the Employer or the executive terminates his or her employment with Good Reason within two years following a Change in Control (as defined in the Severance Plan). The Severance Plan does not provide a benefit for Participants who retire or voluntarily terminate employment except for Good Reason. The benefits to be paid to the executive vary based upon the nature of the termination and his or her level of management.

If a Participant is terminated as result of his or her death, the Participant will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs and the Employer will continue to pay such Participant’s base salary for a period of 90 days following death. If a Participant is terminated as result of his or her Disability (as defined in the Severance Plan), the Participant will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs, and the Employer will continue to pay 100% of base salary during the Disability Period (as defined in the Severance Plan), reduced by other payments received by the Participant on account of such disability during the Disability Period.

If, prior to or more than two years following a Change in Control, the Participant’s employment is terminated under circumstances that constitute a Qualifying Termination, then subject to the receipt of a properly executed release, the Participant shall receive: (i) the result of the annual base salary multiplied by the Participant’s Severance Multiple (as defined in the Severance Plan); (ii) the result of the Participant’s payments under the Company’s Management Incentive Plan (“MIP”) for the immediately preceding fiscal year multiplied by the Participant’s Severance Multiple; (iii) treat as immediately vested all restricted stock held by the Participant; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (subject to determination requirements set forth in the Severance Plan); and (vi) payment of any earned but unpaid obligations under any other benefit plan. The applicable Severance Multiples for a Qualifying Termination are: 1.75x for executive vice presidents of the Company (“Tier 1 Executives”), which includes Ms. Gillan-Myer and Mr. Sutaris, and 1x for Mr. Levy.

If the Participant’s employment is terminated without Cause by Employer or by the Participant for Good Reason within two years following a Change in Control, then subject to the receipt of a properly executed release, the Participant shall receive: (i) the result of the annual base salary multiplied by the Participant’s severance multiple for a Change in Control (as defined in the Severance Plan); (ii) the result of the Participant’s payments under the MIP for the immediately preceding fiscal year multiplied by the Participant’s Change in Control Severance Multiple; (iii) treat as immediately vested all restricted stock held by the Participant; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (subject to determination requirements set forth in the Severance Plan); (vi) payment of any earned but unpaid obligations under any other benefit plan; and (vii) a payment of the cash equivalents of the Employer’s yearly contribution for any medical, dental, vision, and Employer-paid group life insurance benefits in which the Participant was participating in immediately prior to termination multiplied by the Change in Control Severance Multiple. The applicable Severance Multiples for a Change in Control are: 3x for Tier 1 Executives, which includes Ms. Gillan-Myer and Mr. Sutaris, and 2x for Mr. Levy.

All payments are subject to the Participant’s execution and non-revocation of a release, compliance with the restrictive covenants and other terms and conditions set forth in the Severance Plan, and the reduction of benefits to the extent it results in a duplication of benefits under any other Employer plan.

The above description of the Severance Plan is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Not applicable.

(d)        Exhibits.

Exhibit No.	Description

10.1	Community Bank System, Inc. Executive Severance Plan, dated July 18, 2023

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ Michael N. Abdo
Name:	Michael N. Abdo
Title:	Executive Vice President and General Counsel

Dated: July 21, 2023

EXHIBIT INDEX

Exhibit No.	Description
10.1	Community Bank System, Inc. Executive Severance Plan, dated July 18, 2023

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)